NationsBank Corporation
NationsBank Corporate Center
Charlotte, NC 28255




NATIONSBANK
NEWS RELEASE



FOR IMMEDIATE RELEASE


AUG. 29, 1995 -- NationsBank Corporation today entered into an agreement for the underwritten public offering of $350 million in subordinated notes due August 2015.


The debt issue is part of a shelf registration for corporate debt securities and preferred and common stock previously declared effective by the Securities and Exchange Commission.


The 20-year non-callable subordinated notes have a coupon interest rate of 7 3/4 percent. The notes qualify as Tier 2 capital under the Federal Reserve
Board's capital guidelines.


The offering will be sold through underwriters led by NationsBanc Capital Markets, Inc., Bear, Stearns & Co.
Inc., Lehman Brothers and Merrill Lynch & Co. Closing is scheduled for Sept. 5.


Proceeds from the debt issue will be used for general corporate purposes, including the corporation's working capital needs and additional investments in capital securities of the corporation's banking subsidiaries.


NationsBank Corporation is the third-largest U.S.
banking company, with $184 billion in total assets at
June 30, 1995, and full-service banking centers in nine
states and the District of Columbia.
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Media contact:      Martha Larsh        (214)508-0633